SECURITIES AND EXCHANGE COMMISSION
                    Washington, D. C.  20549

                 ______________________________



                            FORM 8-K


                         CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
1934

                 ______________________________


Date of Report (Date of earliest event reported):  October 10,  1
995



                      GALAXY FOODS COMPANY
       (Exact Name of Registrant as Specified in Charter)




     Delaware              0-16251               25-1391475
(State or other ju     (Commission   File      (IRS Employer
risdiction             Number)                Identification   No
of incorporation)                             .)


      2441 Viscount Row                        32809
       Orlando, Florida                      (Zip Code)
(Address of principal executiv
e offices)


Registrant's telephone number, including area code:  (407)  855-5500


Item 1.  Changes in Control of Registrant.

     Not applicable.


Item 2.  Acquisition or Disposition of Assets.

     See Item 5.


Item 3.  Bankruptcy or Receivership.

     Not applicable.


Item 4.  Changes in Registrant's Certifying Accountant.

     Not applicable.


Item 5.  Other Events.

       As   of  October  10,  1995,  Galaxy  Foods  Company  (the
``Company'') entered into an Employment Agreement (the ``Agreement'') with Angelo S. Morini, the Company's President and Chief Executive Officer. The Agreement has a term of five years and provides for an annual base salary of $250,000.00. Additionally, Mr. Morini will receive an annual bonus in an amount equal to five percent of the Company's pre-tax net income for book purposes, as determined by the Company's independent certified public accounting firm. Other material provisions of the Agreement are as follows:

1. Mr. Morini shall have the right to purchase (the ``Purchase Rights'') up to 18,000,000 shares of the Company's common stock, $.01 par value (the ``Common Stock''), at a per share price of 110% of the average closing bid price as reported on the electronic inter-dealer quotation system operated by Nasdaq, Inc. (the ``NASDAQ System'') for the ten trading days preceding the receipt by the Company of written notice of Mr. Morini's election to purchase shares. The purchase price for such shares may be evidenced by a promissory note executed by Mr. Morini in favor of the Company, which note shall bear interest at a rate at least equal to the applicable federal rate established by the United States Internal Revenue Service. The promissory note shall have a term of five years. Mr. Morini shall have the option to extend the note for up to five additional years provided that he pays at least one-third of the then accrued but unpaid interest, with any remaining unpaid interest to be added to principal. Any such promissory note shall be secured by a first priority security interest in all shares purchased by Mr. Morini in conjunction with the exercise of the Purchase Rights as evidenced by a stock pledge and security agreement executed by Mr. Morini in favor of the Company.

2.        Mr. Morini shall be granted certain options to purchase
Common Stock upon the Company's achievement of each of the following milestone events:

           Milestone  Event                    Number of  Options
							Granted

         Reaching break-even for a                     1,000,000
         calendar quarter


         Annual net operating income                   1,000,000
         of $1,000,000 or more

         Each increment of $1,000,000                  1,000,000
         of annual net operating income
         in excess of $1,000,000

           Each of the options granted as aforesaid shall have a term of five years from the date granted and shall be exercisable in whole or in part upon the delivery by Mr. Morini to the Company of written notice of exercise. The exercise price for each of the options shall be the closing bid price of the Company's Common Stock on the trading day immediately preceding the Company's achievement of the related milestone event as established by the NASDAQ System. The exercise price for any such option shares may be evidenced by a promissory note executed by Mr. Morini in favor of the Company and bearing interest at a rate at least equal to the applicable federal rate established by the United States Internal Revenue Service. The promissory note shall have a term of five years. Mr. Morini shall have the option to extend the note for up to five additional years provided that he pays at least one-third of the then accrued but unpaid interest, with any remaining unpaid interest to be added to principal. Any such promissory note shall be secured by a first priority security interest in all shares purchased by Mr. Morini in conjunction with the exercise of the options as evidenced by a stock pledge and security agreement executed by Mr. Morini in favor of the Company.

3. The Agreement is terminable by Mr. Morini upon the delivery of written notice of termination in the event that a majority of the Company's Board of Directors is at any time comprised of persons for whom Mr. Morini did not vote in his capacity as a director or a shareholder of the Company (a ``Change of Control''). If Mr. Morini abstains from voting for any person as a director, such abstention shall be deemed to be an affirmative vote by Mr. Morini for such person as a director.

4. If the Agreement is terminated, regardless of the reason for such termination, Mr. Morini shall be entitled to retain all unexercised Purchase Rights and options granted under the Agreement and all shares of Common Stock issued in connection with the exercise of such Purchase Rights and options, and shall receive all earned but unpaid base salary through the effective date of termination and all accrued but unpaid bonuses for the fiscal year(s) ending prior to the effective date of termination. Additionally, in the event that Mr. Morini's employment is terminated without cause or due to his death, total disability or legal incompetence, or if Mr. Morini terminates his employment upon a Change of Control, the Company shall pay to Mr. Morini or his estate severance pay equal to three times the amount of Mr. Morini's annual base salary (before deductions for withholding, employment and unemployment taxes), and a bonus for the year of termination and the following two years equal to the average of the two bonuses paid to Mr. Morini under the Agreement.

5. In the event of a Change of Control, Mr. Morini may, at any time thereafter, require that the Company purchase up to 1,638,564 shares of his Common Stock at a purchase price of $.50 per share, subject to adjustment for any increase or decrease in the number of outstanding shares of the Company's Common Stock or in the event that the Common Stock is changed into or exchanged for a different number or class or kind of shares or securities of the Company, by reason of merger, consolidation, reorganization, recapitalization, reclassification, stock dividend, stock split, combination of shares, exchange of shares, change in corporate structure or the like.

6. The Company extended the maturity date of that certain Promissory Note dated as of November 4, 1994, executed by Mr. Morini in favor of the Company in the principal amount of $1,200,000 in conjunction with his exercise of options previously granted by the Company for two additional years until November 4, 2001.

7. Mr. Morini has agreed that in the event he voluntarily terminates his employment with the Company or if he is terminated for ``cause'' (as defined in the Agreement), he will not compete with the Company for a period of one year following the date of termination of his employment with the Company, whether as an employee, officer, director, partner, shareholder, consultant or independent contractor in any business substantially similar to that conducted by the Company within those areas in the United States in which the Company is doing business as of the date of termination.

      As of October 11, 1995, Mr. Morini exercised the Purchase Rights with respect to all 18,000,000 shares of Common Stock subject thereto (the ``Purchase Right Shares''). In connection with the exercise of such Purchase Rights, Mr. Morini executed in favor of the Company a balloon promissory note (the ``Note'') in the principal amount of $11,572,200.00. The Note bears interest at the rate of seven percent per annum and is due and payable in full on October 11, 2000, subject to Mr. Morini's option to extend the Note for up to five additional years provided that he pays at least one-third of the then accrued but unpaid interest, with any remaining unpaid interest to be added to principal. In order to secure the Note, Mr. Morini executed in favor of the Company a stock pledge and security agreement pursuant to which Mr. Morini granted the Company a first priority security interest in all of the Purchase Right Shares.


Item 6.  Resignations of Registrant's Directors.

     Not applicable.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

               Exhibit  10.84  Employment Agreement dated  as  of
               October  10,  1995,  by and between  Galaxy  Foods
               Company and Angelo S. Morini

               Exhibit 10.85  Balloon Promissory Note dated as of
               October 11, 1995, by Angelo S. Morini in favor  of
               Galaxy Foods Company

               Exhibit 10.86  Stock Pledge and Security Agreement
               dated as of October 11, 1995, by and between Galaxy Foods Company and Angelo S. Morini

                           SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                   GALAXY FOODS COMPANY


October 10, 1995                   By: /s/ Angelo S. Morini
                                   Name: Angelo S. Morini
                                   Title: President